As filed with the Securities and Exchange Commission on February __, 2000
                                              Registration No. 33-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                            BANCORP CONNECTICUT, INC.
                -------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


DELAWARE                                                         06-1394443
--------                                                    -------------------
(State of Incorporation)                                     (I.R.S. Employer
                                                            Identification No.)

                                 121 Main Street
                         SOUTHINGTON, CONNECTICUT 06489
                         ------------------------------
                    (Address of principal executive offices)

                BANCORP CONNECTICUT, INC. 1997 STOCK OPTION PLAN
                ------------------------------------------------
                            (Full title of the Plans)

                                Robert D. Morton
                                    President
                            BANCORP CONNECTICUT, INC.
                                 121 Main Street
                         Southington, Connecticut 06489
                                  860-628-0351

            (Name, address and telephone number of agent for service)

                        Copies of all communications to:

                              Bruce B. Barth, Esq.
                               ROBINSON & COLE LLP
                               280 Trumbull Street
                           Hartford, Connecticut 06103
                             Telephone: 860-275-8200


                         CALCULATION OF REGISTRATION FEE
======================= ======================= ========================= ========================= ===================

                          Maximum Amount to be  Proposed Maximum Offering      Proposed Maximum           Amount of
 Title of Securities      Registered (1) (2)    Price Per Share (3) (4)   Aggregate Offering Price Registration Fee (5)
  to be  Registered                                                                 (3) (4)
----------------------- ----------------------- ------------------------- ------------------------- -------------------
Common Stock,
par value $1.00
per share                    607,620                 $14.75                    $8,962,395.00

----------------------- ----------------------- ------------------------- ------------------------- -------------------
TOTAL                        607,620 shs.                                      $8,962,395.00              $2,366.07
======================= ======================= ========================= ========================= ===================


(1) As adjusted for a 2-for-1 stock split effected in the form of a stock dividend as of December 1, 1997. Plus, in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under the Plan as a result of the adjustment provisions thereof.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(3) The registration fee for shares of Common Stock issuable upon exercise of outstanding options under the Plan was calculated pursuant to Rule 457(h) under the Securities Act using the prices at which such options may be exercised. In connection therewith, options were issued with a weighted average exercise price of $17.73.

(4) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the last reported sale price of the Company's Common Stock as reported on the Nasdaq Stock Market National Market on February 9, 2000.

(5) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         Omitted in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


Item 2.  Registrant Information and Employee Plan Annual Information.

         Omitted in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

         1. The Annual Report on Form 10-K of Bancorp Connecticut, Inc. (the "Company") for the fiscal year ended December 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 34-0-25158).

         2. All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1998.

         3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-B dated November 18, 1994, filed pursuant to
Section 12 of the Exchange Act (File No. 34-0-25158) and any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item  4.  Description of Securities.

         Not applicable.


Item  5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Delaware General Corporation Law, the Company's Certificate of Incorporation includes a provision that limits the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of fiduciary duty. The Company's Certificate of Incorporation provides that a director of the Company shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         While the Company's Certificate of Incorporation provides directors with protection from awards of monetary damages for breaches of the duty of care, it does not eliminate the directors' duty of care. Accordingly, the Company's Certificate of Incorporation would have no effect on the availability of equitable remedies such as an injunction or rescission based upon a director's breach of the duty of care. In addition, these provisions apply only to claims against a director arising out of his or her role as a director, and would not apply, if he or she is also an officer, to actions taken in carrying out his or her role as an officer or in any capacity other than that of a director or to his or her responsibilities under any other laws, such as the federal securities or banking laws.

         The Company's Certificate of Incorporation also includes a provision that requires the Company to indemnify to the maximum extent permitted by Delaware law all persons, including directors and officers, whom it may indemnify under such law.

         Section 145 of Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Delaware law permits a corporation to pay an officer's or director's expenses, including attorneys' fees, incurred in the defense of any civil, criminal, administrative or investigative action, provided the indemnified party undertakes to reimburse the corporation if he is not successful on the merits. Delaware law requires a corporation to indemnify its directors and officers against expenses to the extent that such directors and officers have been successful on the merits. Delaware law also permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses, judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and with respect to a criminal action, which he or she had no reason to believe was unlawful.

         No indemnification can be made in respect of claims as to which the person seeking indemnification has been judged to be liable to the corporation unless a Delaware court otherwise orders. Federal banking laws also may limit the Company's ability to indemnify its directors.

         The Company maintains insurance on behalf of any person who is or was a director or officer of the Company against certain liabilities incurred by him in such capacity or arising out of his status as such.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

EXHIBIT NO.   DESCRIPTION

3.1* Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (Registration No. 33-77696) (the "Registration Statement")).

3.2* Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1      Bancorp Connecticut, Inc. 1997 Stock Option Plan.

4.2* Form of stock certificate (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-333-2638)).

5        Opinion of Robinson & Cole LLP regarding legality.

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Robinson & Cole LLP (contained in Exhibit 5).

24       Power of Attorney (filed herewith as part of the signature page).

*  Incorporated by reference.

Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Southington, State of Connecticut, on this 19th day of January, 2000.

                                                     BANCORP CONNECTICUT, INC.



                                                     By: /S/ ROBERT D. MORTON
                                                         -----------------------
                                                          Robert D. Morton
                                                        Its President and Chief
                                                        Executive Officer
                                                        (Principal Executive
                                                          Officer)


                                POWER OF ATTORNEY

         Each of the officers and directors of Bancorp Connecticut, Inc. whose signature appears below hereby constitutes and appoints Robert D. Morton and Phillip J. Mucha and each of them, their true and lawful attorneys-in-fact and agents with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement (including post-effective amendments), and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 19, 2000.

Signature                                     Title

/S/ ROBERT D. MORTON
--------------------
Robert D. Morton                    President, Chief Executive
                                    Officer and Director
                                    (Principal Executive Officer)


/S/ PHILLIP J. MUCHA
--------------------
Phillip J. Mucha                    Treasurer/Secretary
                                    (Chief Financial Officer)

Signature                           Title

/S/ NORBERT H. BEAUCHEMIN           Director
-------------------------
Norbert H. Beauchemin


/S/ WALTER J. HUSHAK                Director
--------------------
Walter J. Hushak


                                    Director
--------------------
Michael J. Karabin


/S/ DAVID P. KELLEY                 Director
--------------------
David P. Kelley


/S/ FREDERICK E. KUHR               Director
---------------------
Frederick E. Kuhr


/S/ JOSEPH J. LAPORTE               Director
--------------------
Joseph J. LaPorte


/S/ RALPH G. MANN                   Director
-----------------
Ralph G. Mann


/S/ ANDREW J. MEADE                 Director
-------------------
Andrew J. Meade


                                    Director
-------------------
Frank R. Miller


/S/ ANTHONY S. PIZZITOLA            Director
------------------------
Anthony S. Pizzitola


/S/ DENNIS J. STANEK                Director
--------------------
Dennis J. Stanek

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  EXHIBIT INDEX



                       REGISTRATION STATEMENT ON FORM S-8

                            BANCORP CONNECTICUT, INC.


EXHIBIT NO.       DESCRIPTION                                         PAGE NO.
-----------       -----------                                         --------

3.1* Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-4 (File No. 33-77696) (the "Registration Statement")).


3.2* Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Registration Statement).

4.1               Bancorp   Connecticut,   Inc.  1997  Stock  Option  Plan  (and
                  amendments thereto).

4.2* Form of stock certificate (incorporated by reference to Exhibit 4.5 to the Registrant's Registration Statement on Form S-8 (Registration No. 33-333-2638).

5                 Opinion of Robinson & Cole LLP regarding legality.

23.1              Consent of PricewaterhouseCoopers LLP.

23.2              Consent of Robinson & Cole LLP (contained in Exhibit 5).

24 Power of Attorney (filed herewith as part of the signature page).

         *  Incorporated by reference.